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                                                                     EXHIBIT 4.3

                              CERTIFICATE OF TRUST
                                       OF
                       SOUTHERN COMMUNITY CAPITAL TRUST II

                  THIS Certificate of Trust of Southern Community Capital Trust II (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del.C. Section 3801, et seq.) (the "Act").

                  1. Name. The name of the statutory trust formed by this Certificate of Trust is Southern Community Capital Trust II.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attn: Corporate Trust Administration.

                  3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

                  IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust in accordance with
Section 3811(a) of the Act.

                                     WILMINGTON TRUST COMPANY, as Property
                                     Trustee and as Delaware Trustee

                                     By: /s/ Joann Rozell
                                         -----------------------------
                                     Name: Joann Rozell
                                     Title: Financial Services Officer

                                      /s/ F. Scott Bauer
                                     -------------------------------------------
                                     F. Scott Bauer, as Administrative Trustee

                                      /s/ Richard Cobb
                                     -------------------------------------------
                                     Richard Cobb, as Administrative Trustee

                                      /s/ Jeff T. Clark
                                     -------------------------------------------
                                     Jeff T. Clark, as Administrative Trustee

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